Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated January 12, 2011, in this Registration Statement (Form S-6 No. 333-171480) of Smart Trust, Tax-Advantaged Growth & Income Trust (2011 Series A).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Chicago, Illinois
January 12, 2011